PEABODY ENERGY CORPORATION

AMENDMENT TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT (this “Amendment”) dated as of October 24, 2013, is made by and between Peabody Energy Corporation, a Delaware corporation (the “Company”) and Eric Ford (the “Grantee”).

WHEREAS, the Company previously adopted the Peabody Energy Corporation 2011
Long-Term Equity Incentive Plan, as from time to time amended (the “Plan”);

WHEREAS, pursuant to the terms of the Plan, the Company and the Grantee entered into that certain Restricted Stock Agreement dated as of October 26, 2011 (the “Agreement”) whereby the Company awarded the Grantee 24,038 restricted shares of common stock of the Company (the “Common Stock”);

WHEREAS, pursuant to Section 5.7 of the Agreement, the Company and the Grantee may amend the Agreement in writing and executed by both parties thereto;

WHEREAS, the Grantee is expected to retire from the Company on January 31, 2014, and is expected to act as a consultant to the Company for the period beginning on February 1,
2014 and ending on December 31, 2014 (the “Consulting Period”); and

WHEREAS, the Company and the Grantee desire to amend to the Agreement to provide that for so long as (a) the Grantee remains available to provide consulting services to the Company during the Consulting Period, and (b) as requested by the Company in accordance with any written agreement pursuant to which such consulting services are to be provided, the Grantee performs such consulting services, then the Grantee will not be deemed to have incurred a “Termination of Employment” for purposes of the Agreement until the end of the Consulting Period.

NOW, THEREFORE, the parties hereto agree as follows:
I.

Section 1.8 of the Agreement is amended in its entirety to read as follows:

“Section 1.8 - “Termination of Employment” shall mean a termination of the Grantee’s employment with the Company, a Subsidiary or an Affiliate (regardless of the reason therefor). Notwithstanding the foregoing, no Termination of Employment shall be deemed to have occurred for purposes of this Agreement for so long as (a) the Grantee remains available to provide the consulting services described in that certain Contractor Agreement dated as of October 31, 2013 between the Grantee and the Peabody Energy Australia Coal Pty Limited (the “Consulting Agreement”), (b) the Grantee does not terminate the Consulting Agreement prior to December 31, 2014, and (c) the Grantee performs the services required by the Consulting Agreement in accordance with the terms thereof.”

II.

Except as provided herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first written above.

GRANTEE	PEABODY ENERGY CORPORATION

/s/ Eric Ford	By:	/s/ Gregory H. Boyce

Title: Chairman and CEO

2